Exhibit 99.1

FIRST CITY BANK
REVOCABLE PROXY

SPECIAL MEETING OF SHAREHOLDERS
[DATE], 2004
[TIME], LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of First City Bank hereby appoints John S. Manning and _______________, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at [TIME], local time, on [DAY], [DATE], at [LOCATION], and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 16, 2004, BY AND AMONG WEBSTER FINANCIAL CORPORATION, WEBSTER BANK, N.A. AND FIRST CITY BANK, PURSUANT TO WHICH FIRST CITY BANK WILL BE ACQUIRED BY WEBSTER, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE FIRST CITY BANK BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of First City Bank a written notice of revocation before the special meeting, (ii) delivering to First City Bank a duly executed proxy bearing a later date before the special meeting, or (iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of First City Bank and the proxy statement/prospectus dated _________, 2004.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

Proposal 1:
To approve and adopt the agreement and plan of merger, dated as of July 16, 2004, by and among Webster Financial Corporation, Webster Bank, N.A. and First City Bank, the merger of First City Bank into Webster Bank and the other transactions contemplated by the merger agreement, as described in the proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:
The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Date:

Signature(s) of Shareholder(s) or Authorized Representative(s)

Please date and sign exactly as your name
appears on this proxy card. Each executor,
administrator, trustee, guardian,
attorney-in-fact and other fiduciary
should sign and indicate his or her full
title. When stock has been issued in the
name of two or more persons, all persons
should sign.

PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE UNDER SEPARATE COVER AN ELECTION FORM WITH INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO THE EXCHANGE AGENT.